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                                                                  EXHIBIT 2.4(b)

                     FIRST AMENDMENT TO INVESTMENT AGREEMENT


         THIS FIRST AMENDMENT TO INVESTMENT AGREEMENT (the "Amendment") is dated
as of March    , 2000, by and between GENOMIC SOLUTIONS INC., a Delaware
corporation (the "Company"), and PERKINELMER, INC., a Massachusetts corporation (the "Purchaser").

                                    RECITALS:

         A. Pursuant to an Investment Agreement dated December 14, 1999 (the "Investment Agreement"), Purchaser has acquired shares of the Company's Series P Preferred Stock and the Company has provided Purchaser with (i) an option to acquire from the Company sufficient shares of its capital stock so that Purchaser would hold 19.9% (on a fully-diluted basis) of the Company's issued and outstanding capital stock, and (ii) upon the consummation by the Company of a Qualified IPO (as defined in the Investment Agreement), the right to cause the Company to redeem all of the Company's equity securities not owned by Purchaser.

         B. The parties wish to amend the Investment Agreement upon the terms and conditions set forth in this Amendment.

         NOW, THEREFORE, for and in consideration of the foregoing Recitals and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

         1. Section 7.7 (b)(v) of the Investment Agreement is hereby amended in its entirety to read as follows:

                           "(v) Subject to Section 7.7(b)(vi) hereof, the redemption price per share of Callable Common Stock shall be the greater of (a) 120% of the average of the last reported sale prices per share of Callable Common Stock, as reported on the New York Stock Exchange or the Nasdaq Stock Market, as applicable, over the 30 trading days ending on the trading day before the day on which the Purchaser directs the Company to exercise the Call Rights, (b) 120% of the last reported sale price per share of Callable Common Stock, as reported on the New York Stock Exchange or the Nasdaq Stock Market, as applicable, on the trading day before the day on which the Purchaser directs the Company to exercise the Call Rights or (c) the price set forth below (subject to adjustment for stock splits, recapitalization, reclassifications and similar events applicable to the Common Stock or the Callable Common Stock) determined on the date the Purchaser gives notice directing the Company to exercise the Call Rights (the "Call Notice Date"):


                            ------------------------------- ---------------------------------------
                                  Price per Share of              Number of Days that have
                                    Callable Common              Elapsed Between the Closing
                                         Stock                  Date and the Call Notice Date
                            ------------------------------- ---------------------------------------
                                        $6.75                           1 through 182
                            ------------------------------- ---------------------------------------





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
                            ------------------------------- ---------------------------------------
                                        $7.00                          183 through 365
                            ------------------------------- ---------------------------------------
                                        $7.50                          366 through 548
                            ------------------------------- ---------------------------------------
                                        $8.00                          549 through 730
                            ------------------------------- ---------------------------------------

         provided, however, that no days during which the Purchaser is prohibited from (x) exercising its purchase rights under the Securities Purchase Agreements or (y) directing the Company to exercise the Call Rights, (collectively, the "Blackout Periods") shall be included in calculating the number of days that have elapsed between the Closing Date and the Call Notice Date" provided, however, that any days during which the Purchaser is prohibited from directing the Company to revise the Call Rights pursuant to Section 7.7(b)(x)(b) shall not be included within the Blackout Periods.

         2. Section 7.7 (b)(x) is hereby amended in its entirety to read as follows:

                           "(x) The Purchaser may not direct the Company to exercise the Call Rights (a) during the 180-day period following the consummation of a Qualified IPO, and (b) during the 30-day period following the sale by the Purchaser of any shares of Callable Common Stock owned by it (such 30-day period is referred to as the "Standoff Period"). Anything to the contrary in this Agreement notwithstanding, in no event shall the aggregate of all Blackout Periods exceed 270 days; and"

         3. Section 7.7 (b)(xi) of the Investment Agreement is hereby amended in its entirety to read as follows:

                           "(xi) The Call Rights shall terminate on the earlier of (a) the close of business on the second anniversary of the Closing Date, (b) the date of the consummation of a transaction set forth in an Acceptable Acquisition Proposal, or (c) the date on which PerkinElmer has sold that number of shares of the Company's common stock and Callable Common Stock (after conversion of shares of the Corporation's common stock into Callable Common Stock for the purpose of effecting such sale) which, together with any shares of the Company's common stock and Callable Common Stock previously sold by the Purchaser, exceeds 50% of the shares of the Company's common stock held by the Purchaser as of the date of the consummation of the Qualified IPO (subject to adjustment for stock splits, recapitalization, reclassifications and similar events applicable to the Company's common stock or the Callable Common Stock); provided, however, that the date described in clause (a) of this Section 7.7(b)(xi) shall be extended by the aggregate number of days in all Blackout Periods; provided, further, that, the foregoing notwithstanding, if Purchaser sells any shares of Callable Common Stock within thirty (30) days prior to the date described in clause (a), as extended as provided above, such date shall be further extended for that number of days after the end of the Standoff Period following such sale



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         that is equal to the number of days elapsing between the date on which such sale occurs and the date described in clause (a), as extended as provided above."

         4. The following is hereby added to Section 7.8 of the Investment Agreement as subsection (e):

                  "(e) Upon the consummation of a Qualified IPO, all shares of Series P Preferred held by the Purchaser will be converted automatically into shares of the Company's common stock. At the Purchaser's option, shares of the Company's common stock may be converted into shares of Callable Common Stock at any time during the period which commences on the date of the consummation of such Qualified IPO and ends on the date of the termination of the Call Rights, as provided herein. The Purchaser may exercise such option during such period upon not less than ten (10) days prior written notice to the Company, which notice shall include a statement from the Purchaser of its bona fide intent to sell the shares of Callable Common Stock received by it upon such conversion and its agreement to work with the Company's market makers to effect an orderly sale of such shares. The foregoing notwithstanding, if, at the time of any exercise by the Purchaser of such option, the number of shares of Callable Common Stock which the Purchaser will receive pursuant to such exercise, together with the number of shares of Callable Common Stock into which the Purchaser has previously converted shares of the Company's common stock, does not exceed 100,000 in the aggregate, as adjusted for stock splits, recapitalization, reclassifications and similar events applicable to the Company's common stock and the Callable Common Stock, then the number of days of prior written notice which the Purchaser is required to give to the Company in connection with such exercise shall be reduced from ten (10) days to one (1) day. If any shares of Callable Common Stock received by the Purchaser upon exercise of the option described above are not sold within twenty (20) days after the expiration of the applicable prior notice period, the Purchaser shall not sell any of the unsold shares of Callable Common Stock received by it until the expiration of five (5) days after the Purchaser gives the Company written notice of its intention to continue the sale of such shares. After the expiration of such 5-day period, the Purchaser may resume the sale of such unsold shares; provided, however, that the restrictions set forth in the preceding sentence shall apply to each subsequent effort by Purchaser to sell any such unsold shares."

         5. Except as expressly set forth in this Amendment, the Investment Agreement shall remain in full force and effect as executed.

         6. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Copies (facsimile, photostatic or otherwise) of signatures to this Amendment shall be deemed to be originals and may be relied on to the same extent as the originals.


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         7.       This Amendment shall be binding upon, and shall inure to the benefit of, the parties and their respective successors and assigns.

         8. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware (without reference to the conflicts of law provisions thereof).

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day and year first above written.


                                     GENOMIC SOLUTIONS INC.


                                     By:
                                        ----------------------------------------
                                           Jeffrey S. Williams, President, Chief
                                           Executive Officer


                                     PERKINELMER, INC.


                                     By:
                                        ----------------------------------------
                                     Its:
                                        ----------------------------------------


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